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                                                                   EXHIBIT 23.16



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated September 17, 1997, on the combined financial statements of the Crow Family Hotel Partnerships (and to all references to our Firm) included in or made part of this registration statement.



Dallas, Texas                        /s/ ARTHUR ANDERSEN LLP
November 10, 1997